Exhibit 1.01

Stereotaxis, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2014

Introduction

This Conflict Minerals Report for Stereotaxis, Inc. (“Stereotaxis”, “we,” “us,” and “our”) is for the period from January 1 to December 31, 2014 and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Terms used in this report are defined in the Rule and Form SD. Refer to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Stereotaxis designs, manufactures and markets the Epoch™ Solution, which is an advanced remote robotic navigation system for use primarily by electrophysiologists for the treatment of abnormal heart rhythms known as cardiac arrhythmias. The Epoch Solution is comprised of the Niobe® ES Remote Magnetic Navigation System (“Niobe ES system”), Odyssey® Information Management Solution (“Odyssey Solution”), and the Vdrive® Robotic Navigation System (“Vdrive system”). The Niobe and Vdrive systems include sterilized disposable (consumable) components as well as capital equipment.

This Report describes the process and results of Stereotaxis’ Conflict Minerals program. Stereotaxis performed a reasonable country of origin inquiry to determine the source of necessary conflict minerals, and in accordance with the Rule then undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products. The purpose of this due diligence was to determine if any of the necessary conflict minerals originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products are “DRC conflict free.”

This report has not been audited, as allowed under the Rule, which provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the Conflict Minerals Report is not subject to an independent private sector audit.

Design of Conflict Minerals Program and Due Diligence Process

Stereotaxis has a Conflict Minerals program designed to be in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition, including the Supplements on Tin, Tantalum and Tungsten and Gold (collectively, the “OECD Guidance”). In the context of the OECD Guidance Stereotaxis is a “downstream company” in the conflict minerals supply chain. Summarized below are the due diligence steps taken in accordance with the OECD Guidance five-step framework:

1. Maintained a strong company management system:

a)	We have a Conflict Minerals Policy. The policy has been communicated to our direct suppliers, and can be found on our website at http://www.stereotaxis.com/legal/.
b)	We have an internal cross-functional Conflict Minerals team that oversees the implementation of our Conflict Minerals program. The status of our Conflict Minerals program is reviewed regularly with senior management. We maintain records relating to our Conflict Minerals program.
c)	We have a system of controls and transparency over our supply chain, using the industry standard Conflict Minerals Reporting Template (“CMRT”), which is a supply chain survey designed to identify the maturity of our suppliers’ conflict minerals programs, as well as the smelters and refiners that process the necessary conflict minerals contained in our products.

d)	We have informed our suppliers of our company policy, and our commitment to be DRC conflict free. Where suppliers are unaware of conflict minerals regulations, or have an immature process, we seek to educate them.
e)	We have a company-level grievance mechanism whereby anyone can confidentially call or email a concern or report a violation of a policy. This can be found in the Confidential Hot-line section of our website at http://www.stereotaxis.com/legal/.

2. Identified and assessed risks in the conflict minerals supply chain:

a)	We identified conflict minerals risks in our supply chain:
¡	We identified all our direct suppliers that supply us with products that might have contained Conflict Minerals.
¡	We conducted a Reasonable Country of Origin Inquiry (RCOI) with all affected suppliers of parts and materials used in products manufactured by Stereotaxis.
¡	We requested our direct suppliers to provide us with a completed CMRT. The CMRT includes a section identifying evidence of an active corporate conflict minerals program/policy by each respective supplier.
¡	We followed up with unresponsive suppliers, making multiple attempts to obtain information.
¡	We reviewed CMRT and associated documentation provided by our suppliers for completeness and reasonableness. We categorized each supplier according to the responses provided.
b)	We assessed risks of adverse impacts by actively working to discontinue sourcing products from upstream suppliers when we identified a reasonable risk that they are sourcing from, or linked to any party committing serious abuses, consistent with Annex II of the OECD Guidance.

3. Designed and implemented a strategy to respond to identified risks

a)	We identified the results of our RCOI, and identified high risk suppliers to senior management.
b)	We have a risk management plan that includes actively seeking to reduce or eliminate high risk suppliers.
c)	We have an ongoing risk reduction and management program, which includes a goal that all new future product designs are DRC conflict free, periodically reviewing and updating the conflict minerals status of our existing products, and striving over time to reduce or eliminate non-conflict-free minerals from the supply chain.
d)	We monitored, and will continue to monitor changes in supplier conflict minerals status, as circumstances change with suppliers and as conflict minerals status ripples through the supply chain to end item manufacturers such as Stereotaxis.

4. Carried out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a)	We comply with Step 4 of the OECD Guidance by encouraging our direct suppliers to purchase from Electronic Industry Citizenship Coalition’s (EICC) Conflict Free Smelter (CFS) smelters.

5. Report on supply chain due diligence:

a)	We publicly communicated our Conflict Minerals Sourcing Policy on our company website at http://www.stereotaxis.com /legal/.
b)	We publicly disclosed this Conflict Minerals Report on our company website at http://www.stereotaxis.com /legal/.
c)	As allowed by the Rule, obtaining an independent private sector audit of this Report was not required.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Reasonable Country of Origin Inquiry Results

Following our Conflict Minerals program procedure described above, Stereotaxis identified 220 suppliers and original equipment manufacturers in our direct supply chain. We identified the subset of those suppliers who provide us with components, materials and assemblies where Conflict Minerals might be present and necessary to functionality. As a result, we performed a RCOI with 150 relevant suppliers and original equipment manufacturers. These suppliers represent the sources for 100% of materials and components purchased for the manufacture or assembly of our products, which we believe either have Conflict Minerals in them, or for which we did not know whether the material or component contained Conflict Minerals.

Our suppliers provided a large number of smelter names for the facilities these suppliers and their upstream suppliers used to process Conflict Minerals. After correction, review, and removal of duplicate or alternate names, we identified 350 smelters. Based on the information provided by our suppliers, 41 of those could not be identified to a level sufficient to perform due diligence, leaving 309 unique identified smelters consistent with known smelter designations agreed on by industry and/or the Conflict Free Sourcing Initiative (CFSI).

Of the 309 smelters, 38 of them are known to source, or there is reason to believe they may source, Conflict Minerals from the Covered Countries. We based this assessment on information obtained from entities engaged by us who are in contact with the smelters, as well as other public information available at the time.

In accordance with the SEC final rules for Conflict Minerals sourced from Covered Countries, because smelters were identified to be sourcing from Covered Countries, Stereotaxis is required to exercise, and has exercised, due diligence on the Conflict Minerals’ source and chain of custody. Additionally, Stereotaxis is required to follow, and has followed, a nationally or internally recognized due diligence framework and report the results thereof in a Conflict Minerals report.

Due Diligence Process Results

Of the 38 smelters identified as sourcing Conflict Minerals from the Covered Countries, Stereotaxis’ due diligence review indicates that:

•	34 smelters are certified as DRC conflict free by the CFSI’s Conflict Free Smelter Program (CFSP)
•	2 smelters are actively moving through the CFSP certification process
•	1 smelter is progressing though the CFSP process, and is committed to obtaining CFSP certification within 2 years
•	1 smelter has no known CFSP involvement or status

This one smelter with no known CFSP status is believed, to the best of our knowledge, to source Conflict Minerals only locally in Indonesia and not from the Covered Countries, but we are unable to obtain confirmation of this. This one smelter supplies Tin into the supply chains of 11 of our direct suppliers.

Stereotaxis did not discontinue business with any supplier simply because the supplier sourced from the Covered Countries. We support a conflict-free minerals trade in the DRC region.

To the best of our knowledge, none of the smelters identified in our supply chain is known to source Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Product Determination

We have not been able to confirm the identification of and conflict-free status under the CFSP standards for all smelters used in our supply chain. No smelter identified in our supply chain is known to us as sourcing Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Our status is DRC conflict undeterminable for all of our products.

Facility and Mine Information

The table below identifies the smelter or refiner facilities which, to the extent known as a result of our RCOI, processed the necessary conflict minerals in our products.

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Gold		Advanced Chemical Company	United States
Gold	*	Aida Chemical Industries Co. Ltd.	Japan
Gold		Aktyubinsk Copper Company TOO	Russian Federation
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	*	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	*	Argor-Heraeus SA	Switzerland
Gold	*	Asahi Pretec Corporation	Japan
Gold	*	Asaka Riken Co Ltd	Japan
Gold		ASARCO Incorporated	United States
Gold	*	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	*	Aurubis AG	Germany
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold		Bauer Walser AG	Germany
Gold	*	Boliden AB	Sweden
Gold	*	C. Hafner GmbH + Co. KG	Germany
Gold		Caridad	Mexico
Gold	*	CCR Refinery - Glencore Canada Corporation	Canada
Gold	*	Cendres + Métaux SA	Switzerland
Gold	*	Chimet S.p.A.	Italy
Gold		China National Gold Group Corporation	China
Gold		Chugai Mining	Japan
Gold		Codelco	Chile
Gold		Colt Refining	United States
Gold		Daejin Indus Co. Ltd	Korea, Republic Of
Gold		Daye Non-Ferrous Metals Mining Ltd.	China
Gold		Do Sung Corporation	Korea, Republic Of
Gold	*	Doduco	Germany
Gold	*	Dowa Mining Co., Ltd.	Japan
Gold	*	Eco-System Recycling Co., Ltd.	Japan
Gold		FSE Novosibirsk Refinery	Russian Federation
Gold		Gansu Seemine Material Hi-Tech Co Ltd	China
Gold		Guangdong Jinding Gold Limited	China
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	*	Heimerle + Meule GmbH	Germany
Gold		Heraeus Incorporated	United States
Gold	*	Heraeus Ltd. Hong Kong	Hong Kong
Gold	*	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold		Hunan Chenzhou Mining Group Co., Ltd.	China
Gold		Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	*	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	*	Istanbul Gold Refinery	Turkey

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Gold	*	Japan Mint	Japan
Gold	*	Jiangxi Copper Company Limited	China
Gold	*	Johnson Matthey Inc	United States
Gold	*	Johnson Matthey Ltd	Canada
Gold	*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	*	JSC Uralelectromed	Russian Federation
Gold	*	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	*	Kazzinc Inc.	Kazakhstan
Gold	*	Kennecott Utah Copper LLC	United States
Gold	*	Kojima Chemicals Co., Ltd	Japan
Gold		Korea Metal Co. Ltd	Korea, Republic Of
Gold	*	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	*	L’ azurde Company For Jewelry	Saudi Arabia
Gold		Lingbao Gold Company Ltd.	China
Gold		Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	*	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold		Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	*	Materion	United States
Gold	*	Matsuda Sangyo Co., Ltd.	Japan
Gold	*	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	*	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold		Metalor Technologies (Suzhou) Co Ltd	China
Gold	*	Metalor Technologies SA	Switzerland
Gold	*	Metalor USA Refining Corporation	United States
Gold	*	Met-Mex Peñoles, S.A.	Mexico
Gold	*	Mitsubishi Materials Corporation	Japan
Gold	*	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	*	Moscow Special Alloys Processing Plant	Russian Federation
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	*	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	*	Nihon Material Co. LTD	Japan
Gold	*	Ohio Precious Metals, LLC	United States
Gold	*	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	*	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	*	OJSC Kolyma Refinery	Russian Federation
Gold	*	PAMP SA	Switzerland
Gold		Penglai Penggang Gold Industry Co Ltd	China
Gold	*	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	*	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	*	PX Précinox SA	Switzerland
Gold	*	Rand Refinery (Pty) Ltd	South Africa
Gold	*	Republic Metals Corporation	United States
Gold	*	Royal Canadian Mint	Canada
Gold		Sabin Metal Corp.	United States
Gold		Samduck Precious Metals	Korea, Republic Of
Gold		SAMWON METALS Corp.	Korea, Republic Of
Gold	*	Schöne Edelmetaal B.V.	Netherlands
Gold	*	SEMPSA Joyería Platería SA	Spain
Gold		Shandong Tarzan Bio-Gold Co Ltd	China
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	*	Sichuan Tianze Precious Metals Co., Ltd	China
Gold		So Accurate Group, Inc.	United States

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	*	Solar Applied Materials Technology Corp.	Taiwan
Gold	*	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	*	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	*	The Great Wall Gold and Silver Refinery of China	China
Gold	*	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	*	Tokuriki Honten Co., Ltd	Japan
Gold		TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	*	Torecom	Korea, Republic Of
Gold	*	Umicore Brasil Ltda	Brazil
Gold	*	Umicore Precious Metals Thailand	Thailand
Gold	*	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	*	United Precious Metal Refining, Inc.	United States
Gold	*	Valcambi SA	Switzerland
Gold	*	Western Australian Mint trading as The Perth Mint	Australia
Gold	*	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	*	Yokohama Metal Co Ltd	Japan
Gold		Yunnan Copper Industry Co Ltd	China
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	*	Zijin Mining Group Co. Ltd	China
Tantalum		AMG Advanced Metallurgical Group	United States
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	*	Conghua Tantalum and Niobium Smeltry	China
Tantalum	*	Duoluoshan Sapphire Rare Metal Co., Ltd.	China
Tantalum	*	Exotech Inc.	United States
Tantalum	*	F&X Electro-Materials Ltd.	China
Tantalum		Gannon & Scott	United States
Tantalum	*	Global Advanced Metals Aizu	Japan
Tantalum	*	Global Advanced Metals Boyertown	United States
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	*	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	*	H.C. Starck Co., Ltd.	Thailand
Tantalum	*	H.C. Starck GmbH Goslar	Germany
Tantalum	*	H.C. Starck GmbH Laufenburg	Germany
Tantalum	*	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	*	H.C. Starck Inc.	United States
Tantalum	*	H.C. Starck Ltd.	Japan
Tantalum	*	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	*	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum		Jiangxi Tungsten Industry Group Co Ltd	China
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	*	Jiujiang Tanbre Co., Ltd.	China
Tantalum		JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	*	KEMET Blue Metals	Mexico
Tantalum	*	Kemet Blue Powder	United States
Tantalum	*	King-Tan Tantalum Industry Ltd	China
Tantalum	*	LSM Brasil S.A.	Brazil
Tantalum	*	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	*	Mineração Taboca S.A.	Brazil
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	Japan

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Tantalum	*	Molycorp Silmet A.S.	Estonia
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	*	Plansee SE Liezen	Austria
Tantalum	*	Plansee SE Reutte	Austria
Tantalum	*	QuantumClean	United States
Tantalum	*	RFH Tantalum Smeltry Co., Ltd	China
Tantalum		Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	*	Solikamsk Metal Works	Russian Federation
Tantalum	*	Taki Chemicals	Japan
Tantalum	*	Telex	United States
Tantalum	*	Ulba	Kazakhstan
Tantalum	*	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	*	Zhuzhou Cement Carbide	China
Tin	*	Alpha	United States
Tin		Chengfeng Metals Co Pte Ltd	Singapore
Tin	*	China Rare Metal Materials Company	China
Tin	*	China Tin Group Co., Ltd.	China
Tin		CNMC (Guangxi) PGMA Co. Ltd.	China
Tin		Complejo Metalurgico Vinto S.A.	Bolivia
Tin	*	Cooper Santa	Brazil
Tin		CSC Pure Technologies	Russia
Tin		CV Duta Putra Bangka	Indonesia
Tin	*	CV Gita Pesona	Indonesia
Tin		CV Makmur Jaya	Indonesia
Tin	*	CV Nurjanah	Indonesia
Tin		CV Prima Timah Utama	Indonesia
Tin		CV Serumpun Sebalai	Indonesia
Tin	*	CV United Smelting	Indonesia
Tin	*	Dowa Mining Co., Ltd.	Japan
Tin		Electroloy Metal Pte	Singapore
Tin	*	Empresa Metallurgica Vinto	Bolivia
Tin		Estanho de Rondônia S.A.	Brazil
Tin	*	Fenix Metals	Poland
Tin		Foshan Nanhai Songgang Hongyang Tin Industry Co., Ltd.	China
Tin		Gejiu Kai Meng Industry and Trade LLC	China
Tin	*	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin		Gejiu Zi-Li	China
Tin		Heraeus Materials Technology GmbH & Co. KG	Singapore
Tin		Huichang Jinshunda Tin Co. Ltd	China
Tin		Hyundai-Steel	Korea, Republic Of
Tin		Japan New Metals Co., Ltd.	Japan
Tin		Jean Goldschmidt International SA	Belgium
Tin		Jiangxi Nanshan	China
Tin		JX Nippon Mining & Metals Co., Ltd.	Japan
Tin		Koki Products Co., Ltd.	Thailand
Tin		Kovohutě Příbram	Czech Republic
Tin		Linwu Xianggui Smelter Co	China
Tin	*	Magnu’s Minerais Metais e Ligas LTDA	Brazil
Tin	*	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	*	Melt Metais e Ligas S/A	Brazil
Tin	*	Metallo Chimique	Belgium
Tin	*	Mineração Taboca S.A.	Brazil

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Tin	*	Minsur	Peru
Tin	*	Mitsubishi Materials Corporation	Japan
Tin		Mitsui Mining and Smelting Co., Ltd.	Japan
Tin	*	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin		Novosibirsk Integrated Tin Works	Russian Federation
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	*	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	*	Operaciones Metalurgical S.A.	Bolivia
Tin		Poongsan Corporation	Korea, Republic Of
Tin		POSCO	Korea, Republic Of
Tin		PT Alam Lestari Kencana	Indonesia
Tin	*	PT Artha Cipta Langgeng	Indonesia
Tin	*	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	*	PT Babel Inti Perkasa	Indonesia
Tin		PT Babel Surya Alam Lestari	Indonesia
Tin		PT Bangka Kudai Tin	Indonesia
Tin	*	PT Bangka Putra Karya	Indonesia
Tin		PT Bangka Timah Utama Sejahtera	Indonesia
Tin	*	PT Bangka Tin Industry	Indonesia
Tin	*	PT Belitung Industri Sejahtera	Indonesia
Tin	*	PT BilliTin Makmur Lestari	Indonesia
Tin	*	PT Bukit Timah	Indonesia
Tin		PT Donna Kembara Jaya	Indonesia
Tin	*	PT DS Jaya Abadi	Indonesia
Tin	*	PT Eunindo Usaha Mandiri	Indonesia
Tin		PT Fang Di MulTindo	Indonesia
Tin		PT HANJAYA PERKASA METALS	Indonesia
Tin		PT HP Metals Indonesia	Indonesia
Tin	*	PT Inti Stania Prima	Indonesia
Tin	*	PT Justindo	Indonesia
Tin	*	PT Karimun Mining	Indonesia
Tin		PT Koba Tin	Indonesia
Tin	*	PT Mitra Stania Prima	Indonesia
Tin	*	PT Panca Mega Persada	Indonesia
Tin		PT Pelat Timah Nusantara Tbk	Indonesia
Tin	*	PT Prima Timah Utama	Indonesia
Tin	*	PT Refined Banka Tin	Indonesia
Tin	*	PT Sariwiguna Binasentosa	Indonesia
Tin		PT Seirama Tin investment	Indonesia
Tin		PT Singkep Times Utama	Indonesia
Tin	*	PT Stanindo Inti Perkasa	Indonesia
Tin	*	PT Sumber Jaya Indah	Indonesia
Tin		PT Supra Sukses Trinusa	Indonesia
Tin	*	PT Tambang Timah	Indonesia
Tin	*	PT Timah (Persero), Tbk	Indonesia
Tin	*	PT Tinindo Inter Nusa	Indonesia
Tin		PT Tommy Utama	Indonesia
Tin		PT Yinchendo Mining Industry	Indonesia
Tin		Pure Technology	Russia
Tin	*	Rui Da Hung	Taiwan
Tin		Senju Metal Industry Co., Ltd.	Bolivia
Tin		SGS	Bolivia

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Tin		Shenzhen Anchen Tin Co., Ltd	China
Tin	*	Soft Metais, Ltda.	Brazil
Tin		Sumitomo Metal Mining Co., Ltd.	Japan
Tin		Technic Inc.	United States
Tin	*	Thaisarco	Thailand
Tin	*	VQB Mineral and Trading Group JSC	Viet Nam
Tin	*	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	*	Yunnan Tin Company Limited	China
Tungsten	*	A.L.M.T. Corp.	Japan
Tungsten		Air Products	United States
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	*	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten		Ganxian Shirui New Material Co., Ltd.	China
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	*	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	*	Global Tungsten & Powders Corp.	United States
Tungsten	*	Guangdong Xianglu Tungsten Industry Co., Ltd.	China
Tungsten	*	H.C. Starck GmbH	Germany
Tungsten	*	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	*	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	*	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten		Izawa Metal Co., Ltd	Japan
Tungsten	*	Japan New Metals Co., Ltd.	Japan
Tungsten		Jiangsu Hetian Technological Material Co.,Ltd	China
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten		Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten		Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten		Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten		Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten		JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	*	Kennametal Fallon	United States
Tungsten	*	Kennametal Huntsville	United States
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten		Mitsubishi Materials Corporation	Japan
Tungsten		North American Tungsten	Canada
Tungsten	*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten		Sumitomo Metal Mining Co., Ltd.	Germany
Tungsten		TaeguTec Ltd.	Korea, Republic Of
Tungsten	*	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	*	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten		Voss Metals Company, Inc.	United States

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location
Tungsten	*	Wolfram Bergbau und Hütten AG	Austria
Tungsten	*	Wolfram Company CJSC	Russian Federation
Tungsten		Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	*	Xiamen Tungsten Co., Ltd.	China
Tungsten	*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten		Zigong Cemented Carbide Co., Ltd.	China

*	Denotes smelters and refiners that have received a conflict-free designation from an independent third party audit program.

The table below lists the smelter or refiner facilities which, to the extent known, processed the necessary conflict minerals in our products that were sourced from the Covered Countries, and hence were subject to due diligence, along with their CFSP Certification Status.

The CFSP Certification Status values are:

•	CFSP: The smelter has an active certification or is in the process of renewing their certification
•	CFSP-Active: The smelter is actively moving through the certification process
•	CFSP-Progressing: These are Tungsten smelters that have committed to obtain a CFSP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee.

Metal	Smelter or Refiner Name	CFSP Certification Status	Smelter or Refiner Location
Gold	CCR Refinery - Glencore Canada Corporation	CFSP	Canada
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP	Turkey
Gold	Rand Refinery (Pty) Ltd	CFSP	South Africa
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP	China
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.	CFSP	China
Tantalum	Global Advanced Metals Boyertown	CFSP	United States
Tantalum	H.C. Starck Co., Ltd.	CFSP	Thailand
Tantalum	H.C. Starck GmbH Goslar	CFSP	Germany
Tantalum	H.C. Starck GmbH Laufenburg	CFSP	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	CFSP	Germany
Tantalum	H.C. Starck Inc.	CFSP	United States
Tantalum	H.C. Starck Ltd.	CFSP	Japan
Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP	United States
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP	China
Tantalum	KEMET Blue Metals	CFSP	Mexico
Tantalum	Kemet Blue Powder	CFSP	United States
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP	China
Tantalum	Ulba	CFSP	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	CFSP	China
Tin	CV United Smelting	CFSP	Indonesia
Tin	Empresa Metallurgica Vinto	CFSP	Bolivia
Tin	Malaysia Smelting Corporation (MSC)	CFSP	Malaysia
Tin	Metallo Chimique	CFSP	Belgium
Tin	Minsur	CFSP	Peru
Tin	Operaciones Metalurgical S.A.	CFSP	Bolivia
Tin	PT Bangka Putra Karya	CFSP	Indonesia
Tin	PT Bukit Timah	CFSP	Indonesia

Metal	Smelter or Refiner Name	CFSP Certification Status	Smelter or Refiner Location
Tin	PT DS Jaya Abadi	CFSP	Indonesia
Tin	PT Pelat Timah Nusantara Tbk		Indonesia
Tin	PT Stanindo Inti Perkasa	CFSP	Indonesia
Tin	PT Timah (Persero), Tbk	CFSP	Indonesia
Tin	Thaisarco	CFSP	Thailand
Tin	Yunnan Tin Company Limited	CFSP	China
Tin	China Tin Group Co., Ltd.	CFSP – Active	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP	China
Tungsten	Xiamen Tungsten Co., Ltd.	CFSP	China
Tungsten	H.C. Starck GmbH	CFSP – Active	Germany
Tungsten	Wolfram Company CJSC	CFSP – Progressing	Russian Federation

The countries of origin of the Conflict Minerals processed by the supplier-reported smelters and refiners include the following countries. This is to the best of our knowledge correct based on information provided indirectly by the smelters and/or our suppliers, and therefore, this list of countries may not be all-inclusive.

Gold:

Argentina, Armenia, Australia, Austria, Belgium, Bermuda, Bolivia, Brazil, Canada, Chile, China, Czech Republic, DRC- Congo (Kinshasa), France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Netherlands, Papua New Guinea, Peru, Philippines, Portugal, Romania, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, and Zambia.

Tantalum:

Australia, Austria, Belarus, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, Ethiopia, Germany, India, Japan, Kazakhstan, Malaysia, Mexico, Mozambique, Namibia, Niger, Nigeria, Peru, Russia, Rwanda, Sierra Leone, Switzerland, Thailand, United States, and Zimbabwe.

Tin:

Angola, Australia, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Ethiopia, France, Germany, Hong Kong, India, Indonesia, Japan, Jersey, Kazakhstan, Malaysia, Mexico, Morocco, Mozambique, Myanmar, Niger, Nigeria, Peru, Philippines, Poland, Portugal, Russia, Rwanda, Singapore, South Korea, Spain, Switzerland, Taiwan, Thailand, United States, Uzbekistan, and Vietnam.

Tungsten:

Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Estonia, Ethiopia, Germany, India, Japan, Malaysia, Mexico, Mozambique, Namibia, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Sierra Leone, Spain, Taiwan, Thailand, United States, Vietnam, and Zimbabwe.

Steps to be Taken to Mitigate Risk

For the next reporting year, Stereotaxis plans to continue to work with our suppliers as needed to help them understand and satisfy conflict-free expectations. We will continue to closely monitor the progress of specific suppliers which currently are sourcing from non-CFSP smelters sourcing from the Covered Countries, and continue to improve our internal due diligence determination process.

Additional Risk Factors

Our conflict minerals disclosure is made in good faith and based on best efforts. However, other factors could have led to errors in the disclosures. They include, but are not limited to gaps in supplier data, error in supplier knowledge, gaps in smelter auditing process, errors in public data, errors in language translation, and delays in reporting data through the extensive supply chain upstream of Stereotaxis.